EXHIBIT 10.1

TENTH AMENDMENT TO AMENDED AND RESTATED
PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT

This TENTH AMENDMENT TO AMENDED AND RESTATED PRIVATE LABEL CONSUMER CREDIT CARD PROGRAM AGREEMENT (this “Amendment”) is made and entered into this 18th day of July, 2011, by and between GE Money Bank (“Bank”), and Select Comfort Corporation (“Select Comfort”) and Select Comfort Retail Corporation (“SCRC” and collectively with Select Comfort “Retailer”) to amend that certain Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of December 14, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) among such parties.  Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

WHEREAS, Bank and Retailer are parties to the Agreement, and it is their mutual desire that the Agreement be amended in accordance with the terms and conditions set forth herein, including, without limitation, to modify the existing Credit Review Point.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I.           AMENDMENTS TO AGREEMENT

1.1           Amendment to Appendix A.  The following definition in Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“Credit Review Point” means Two Hundred Seventy-Five Million Dollars ($275,000,000) or such other higher amount as Bank, in its sole discretion, may from time to time specify to Retailer in writing.

II.           GENERAL

2.1           Authority for Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties will constitute a legal, binding obligation thereof.

2.2           Effect of Amendment.  Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect.  The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.3           Binding Effect; Severability.  Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure.  In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.4           Further Assurances.  The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

2.5           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

2.6           Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

SELECT COMFORT CORPORATION By: /s/ Mark A. Kimball Its: SVP and General Counsel
SELECT COMFORT RETAIL CORPORATION By: /s/ Mark A. Kimball Its: SVP and General Counsel
GE MONEY BANK By: /s/ Anthony Foster Its: VP Finance